CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-130340, 333-140197, 333-142679, 333-150789, 333-172477, 333-178027, 333-179833, 333-186821 and 333-195608) of SunPower Corporation, of our reports dated February 24, 2015, with respect to the consolidated financial statements of SunPower Corporation and the effectiveness of internal control over financial reporting of SunPower Corporation included in this Annual Report (Form 10-K) for the year ended December 28, 2014.

/s/ Ernst & Young LLP

San Jose, California
February 24, 2015